                                                                     EXHIBIT 5.1



                                                                January 13, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:   Novelis, Inc.
               Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel for Novelis, Inc., a Canadian corporation (the Company), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,015,851 Common Shares (the "Common Shares"), without nominal or par value of the Company, as contemplated in the Company's Registration Statement on the Form S-8 being filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Act (the "Registration Statement"). I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent I do no thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.

In reaching the conclusions expressed in this opinion, I have examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate, relied upon the accuracy of facts and information set forth in all such documents, and assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.

Based on the foregoing, I am of the opinion that the Common Shares, upon due exercise by proper officers of the Company and delivery thereof in the manner and on the terms described in the Novelis Conversion Plan of 2005 subject to the Registration Statement, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to matters involving the laws of Canada and the Province of Ontario.

                                                               Very truly yours,


                                                               /s/ David Kennedy
                                                        ------------------------
                                                                   David Kennedy
                                                             Corporate Secretary